UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2014

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46701 Commerce Center Drive Plymouth, MI	48170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 862-4840

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2014, Esperion Therapeutics, Inc. (the “Company”) entered into a transitional services agreement with Noah L. Rosenberg, M.D., the Company’s Chief Medical Officer. The transition agreement includes a general release of claims in favor of the Company and related persons and entities and, among other things, provides that (i) Dr. Rosenberg will transition to the role of Senior Advisor to the CEO and will serve in that role on an at will basis until August 15, 2014, unless either party elects to end the relationship on an earlier date; (ii) Dr. Rosenberg’s salary will be decreased to the rate of $162,500 during such transition period; (iii) provided that Dr. Rosenberg complies with the terms of the transition agreement, certain of his unvested stock options will automatically vest in full on the last day of his employment; and (iv) the balance of Dr. Rosenberg’s unvested stock options will be governed by the Company’s existing stock option plan and existing agreements between the Company and Dr. Rosenberg.

The above description of the transition agreement is a summary and is qualified in its entirety by the transition agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transitional Services Agreement, dated February 26, 2014, between the Registrant and Noah L. Rosenberg, M.D.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2014	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Transitional Services Agreement, dated February 26, 2014, between the Registrant and Noah L. Rosenberg, M.D.